As filed with the Commission on June 15, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2018

URBAN HYDROPONICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54118	72-1600437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, Fourth Floor
Beverly Hills, CA 90210
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(310) 691-2470

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1932 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12B-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On May 23, 2018, the Securities and Exchange Commission (“SEC”) initiated an Administrative Proceeding against Urban Hydroponics, Inc., (“we” or the “Company”) and suspended public trading of the Company’s common stock as a result of the Company’s delinquency in filing periodic reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On June 11, 2018, the Company submitted an Offer of Settlement (the “Offer”) to the SEC in connection with the Administrative Proceeding. Pursuant to the Offer, we have agreed to the entry of an Order by the SEC revoking the registration of our common stock under Section 12(j) of the Exchange Act. The Order became effective on June 13, 2018, following which time we ceased to be a publicly reporting company, and our obligations to file periodic reports with the SEC under the Exchange Act will terminate.

We are planning to file a Form 10 with the SEC in the near future  to re-register our common stock under Section 12 of the Exchange Act) so that public trading of our common stock can resume. However, there can be no assurance that we will ever resume being a publicly traded company with an obligation to file periodic reports under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Order of the SEC dated June 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2018	By:	/s/ Mikael Lundgren
	Name:	Mikael Lundgren
	Title:	President